Exhibit 99.1

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

Ibertech, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Ibertech, Inc. and subsidiaries (the Company) as of September 26, 2003 and September 27, 2002, and the related consolidated statements of earnings and comprehensive earnings, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ibertech, Inc. and subsidiaries, as of September 26, 2003 and September 27, 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas

March 11, 2004

Ibertech, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 26, 2003	September 27, 2002
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,738,214	$5,303,550
Accounts receivable, less allowances for doubtful accounts and returns of $400,019 and $296,517 in fiscal years 2003 and 2002, respectively	3,915,728	3,605,091
Inventories	58,032	83,079
Prepaid expenses and other	381,426	344,338

Total current assets	9,093,400	9,336,058

Property and equipment, net	676,164	731,865
Capitalized software costs, net	2,632,376	1,790,669
Other assets, net	28,211	8,707

Total assets	$12,430,151	$11,867,299

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion capital leases payable	$82,980	$93,172
Current debt	10,000	—
Accounts payable	315,579	496,417
Accrued expenses	2,420,791	1,149,522
Deferred revenue	5,260,133	3,683,726

Total current liabilities	8,089,483	5,422,837

CAPITAL LEASES PAYABLE	63,582	147,121

STOCKHOLDERS’ EQUITY
Common stock, no par value, 20,000,000 shares authorized, 15,463,925 shares issued and outstanding at September 26, 2003 and September 27, 2002	43,086	43,086
Accumulated other comprehensive loss	(40,996)	(24,517)
Retained earnings	4,274,996	6,278,772

Total stockholders’ equity	4,277,086	6,297,341

Total liabilities and stockholders’ equity	$12,430,151	$11,867,299

The accompanying notes are an integral part of these statements.

Ibertech, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE EARNINGS

	Years ended
	September 26, 2003	September 27, 2002
Revenues
Software license fees and hardware sales	$12,041,985	$10,729,664
Services and support revenue	11,790,309	8,990,194

Total revenue	23,832,294	19,719,858

Operating costs and expenses
Cost of software license fees and hardware sales	991,449	727,647
Costs of services	3,835,082	2,646,917
Software development costs	4,484,352	4,813,865
Sales and marketing	5,558,672	4,674,392
General and administrative	4,822,410	3,155,862
Depreciation and amortization	1,000,635	1,148,754

Total operating costs and expenses	20,692,600	17,167,437

Other income	2,101,900	—

Interest income	46,767	22,103

Net earnings	5,288,361	2,574,524

Other comprehensive losses - foreign currency translation adjustments	(16,479)	(24,517)

Comprehensive earnings	$5,271,882	$2,550,007

The accompanying notes are an integral part of these statements.

Ibertech, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Years ended September 26, 2003 and September 27, 2002

	Common stock		Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
	Shares	Amount
Balances at September 28, 2001	15,000,000	$24,529	$—	$4,904,248	$4,928,777
Stock options exercised	463,925	18,557	—	—	18,557
Distributions to stockholders	—	—	—	(1,200,000)	(1,200,000)
Comprehensive earnings			(24,517)	2,574,524	2,550,007

Balances at September 27, 2002	15,463,925	43,086	(24,517)	6,278,772	6,297,341
Distributions to stockholders	—	—	—	(7,292,137)	(7,292,137)
Comprehensive earnings	—	—	(16,479)	5,288,361	5,271,882

Balances at September 26, 2003	15,463,925	$43,086	$(40,996)	$4,274,996	$4,277,086

The accompanying notes are an integral part of these statements.

Ibertech, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	September 26 2003	September 27, 2002
Cash flows from operating activities
Net earnings	$5,288,361	$2,574,524
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	418,421	505,106
Amortization	582,214	643,648
Provision for uncollectible accounts receivable	150,347	109,896
Changes in operating assets and liabilities
Accounts receivable	(460,984)	(582,488)
Inventories	25,047	33,312
Prepaid expenses and other assets	(69,734)	(73,542)
Accounts payable and accrued expenses	1,090,432	276,326
Customer deposits	—	(148,352)
Deferred revenue	1,576,406	1,704,924

Net cash provided by operating activities	8,600,510	5,043,354

Cash flows from investing activities
Acquisition of software	(279,500)	—
Development of software	(1,044,421)	(481,691)
Purchases of property and equipment	(349,578)	(66,665)

Net cash used in investing activities	(1,673,499)	(548,356)

Cash flows from financing activities
Distributions to stockholders	(7,292,137)	(1,200,000)
Payments on debt	(90,000)	—
Payments on capital leases	(93,731)	(123,374)
Exercise of stock options	—	18,557

Net cash used in financing activities	(7,475,868)	(1,304,817)

Effect of exchange rate changes on cash	(16,479)	(24,517)

Net increase in cash and cash equivalents	(565,336)	3,165,664

Cash and cash equivalents at beginning of year	5,303,550	2,137,886

Cash and cash equivalents at end of year	$4,738,214	$5,303,550

Supplemental cash flow information
Cash paid during the year for:
Interest	$16,380	$31,023

Income taxes	$—	$—

Noncash transactions:
Purchase of software through debt	$100,000	$—

Purchase of computer equipment through capital leases	$—	$76,577

The accompanying notes are an integral part of these statements.

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Ibertech, Inc. and Subsidiaries (the “Company”) develops and markets proprietary software systems primarily to the restaurant and hospitality industries across the United States of America, Europe, South America and Asia. The Company’s software applications consist principally of point-of-sale (POS) systems, back office systems and management reporting systems, which are sold separately or are integrated with hardware from third-party vendors. The Company was incorporated in 1992 in the state of Texas.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts have been eliminated.

Cash Equivalents

Cash equivalents consist of short-term highly liquid investments with original maturities of three months or less.

Accounts Receivable

The majority of the Company’s accounts receivable are due from retail customers. Credit is extended based on evaluation of a customers’ financial condition. Accounts receivable are due within 30 days (90 days for select customers) and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible.

Inventories

Inventories are stated at a lower of cost or market and are comprised primarily of computer equipment. Cost is determined using the specific identification method.

Property and Equipment

Property and equipment are stated at cost. Depreciation on computer and office equipment and furniture and fixtures is calculated using the straight-line method over the estimated useful lives of the assets, ranging from four to five years. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset, ranging from five to six years.

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition

Revenue from software license fees is recognized when the following criteria have been met:

(a)	a written contract or purchase order is executed;

(b)	the software has been delivered to the customer;

(c)	the license fees are fixed and determinable; and

(d)	collection is probable.

Revenue from sales of hardware products is recognized upon shipment. Reserves from estimated sales returns and allowances are recorded in the same period as the related revenues.

Postcontract customer support or maintenance revenues combined with software license fees are unbundled based on vendor specific evidence of fair value and recognized ratably over the service period. Service revenues are derived from the Company’s consulting services. These revenues primarily relate to time and material contracts, which are recognized as services are performed.

Deferred revenue represents billings on annual maintenance and support agreements with customers. Customer deposits represent advances from customers for future services or future delivery of products.

Translation of Foreign Currencies

Assets and liabilities recorded in functional currencies other than U.S. dollars are translated into U.S. dollars at the year-end rate of exchange. Revenue and expenses are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are charged or credited to other comprehensive income. Translation adjustments were $16,479 and $24,517 for the years ended September 26, 2003 and September 27, 2002, respectively. Gains or losses from foreign currency transactions, such as those resulting from the settlement of receivables or payables denominated in foreign currency, are included in net earnings.

Capitalized Software and Software Development Cost

Research and development expenses, other than certain software development costs, are charged to expense as incurred. In accordance with the provisions of Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“Statement No. 86”), the Company capitalizes certain software development costs upon achieving technological feasibility, as defined by Statement No. 86. Capitalization of such costs ceases upon commercial release of the related software product.

Capitalized software development costs are amortized on a straight-line basis over five years or the ratio of current product revenue to anticipated product revenue, whichever is greater. Software development costs of $1,044,421 and $481,691 were capitalized in fiscal years 2003 and 2002, respectively.

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Acquired software and other intangibles are amortized on a straight-line basis ranging from three to five years.

The Company evaluates the recoverability of acquired software and other intangibles whenever significant events or changes occur which might impair recovery of recorded costs, net of amortization.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments, whether or not recognized in the accompanying consolidated financial statements. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The carrying amounts of the Company’s financial instruments, which include cash, receivables and obligations under accounts payable and debt instruments, approximate their fair values, based on similar instruments with similar risks.

Stock Based Compensation

The Company applies the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and the related interpretations in accounting for its stock options granted to employees using the intrinsic value method. Compensation cost for stock options granted to employees is measured as the excess, if any, of the fair market value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the stock.

If compensation costs for these plans had been determined based on the fair value at the grant dates for awards under the plans consistent with the method of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure: an amendment of FASB Statement 123” (“SFAS 148”), the Company’s net earnings would have been the pro forma amounts indicated below:

	Fiscal Year
	2003	2002
Net earnings
As reported	$5,288,361	$2,574,524
Less: pro forma compensation determined under the fair value method	583,501	227,733

Pro forma	$4,704,860	$2,346,791

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The pro forma compensation cost for the fair value of options granted was estimated on the date of grant using the following assumptions:

	2003	2002
Dividend yield	—%	—%
Average risk-free interest rate	3.8	3.6
Expected term in years	7.0	7.0
Volatility	84%	84%

Shipping and Handling Fees

Shipping and handling fees are included as a component of cost of software license fees and hardware sales.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $470,837 and $326,857 in 2003 and 2002, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. These estimates include allowance for doubtful accounts and sales returns. Actual results could differ from those estimates.

Income Taxes

Income taxes on net earnings are payable personally by the stockholders pursuant to an election under subchapter S of the Internal Revenue Code. Accordingly, no provision has been made for federal income taxes.

Fiscal Year

The Company uses a 52-53 week year end, ending on the Friday closest to September 30. Fiscal 2003 and 2002 were 52-week fiscal years.

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE B - ACCOUNTS RECEIVABLE

Trade receivables relate to sales of software, customer support and maintenance, for which credit is extended based on the customer’s credit history.

Changes in the Company’s allowance for doubtful accounts are as follows:

	2003	2002
Beginning balance	$202,564	$160,798
Bad debt provision	150,347	109,896
Accounts written-off	(80,627)	(68,130)

Ending balance	$272,284	$202,564

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment at September 26, 2003 and September 27, 2002 consists of the following:

	2003	2002
Computer and office equipment	$2,422,779	$2,087,285
Furniture and fixtures	449,694	444,903
Leasehold improvements	18,166	18,166

	2,890,639	2,550,354
Less accumulated depreciation	(2,214,475)	(1,818,489)

	$676,164	$731,865

Property and equipment under capital lease had a carrying value of $124,293 and $216,944 as of September 26, 2003 and September 27, 2002, respectively.

NOTE D - CAPITALIZED SOFTWARE COSTS

Capitalized software costs at September 26, 2003 and September 27, 2002 consists of the following:

	2003	2002
Capitalized software costs	$6,429,430	$5,005,509
Less accumulated amortization	(3,797,054)	(3,214,840)

	$2,632,376	$1,790,669

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE E - RELATED PARTIES

The Company has entered into transactions with two related entities, Exigency LLC and Sapience LLP. The Company’s principal stockholders are the principal owners of Exigency LLC and Sapience LLP. Exigency LLC serves as general partner for Sapience LLP. At September 26, 2003 and September 27, 2002, the Company had a receivable from Sapience LLP of $-0- and $11,382, respectively.

Sapience LLP leases a building to the Company under an operating lease, which expires in 2005 with minimum annual payments of $652,020. Rent expense was $709,733 and $654,957 for the fiscal years ended September 26, 2003 and September 27, 2002, respectively. The lease agreement requires the parties to mutually agree to annual lease payments based on prevailing market rates that are not expected to be less than $652,020.

In January 2003, the Financial Accounting Standards Board issued Interpretation 46, Consolidation of Variable Interest Entities (“FIN 46”), which is effective for the Company’s fiscal year ending September 2006. The Company has not determined whether the leases with the related entity will qualify under FIN 46, nor has it determined the impact FIN 46 will have on its financial position or its results of operations.

NOTE F - COMMITMENTS

In addition to the Company’s operating lease for its facilities, the Company has capital leases for certain equipment.

Future minimum payments, by year and in the aggregate, under capital and operating leases consisted of the following at September 26, 2003:

	Capital	Operating
2004	$89,001	$652,020
2005	68,312	652,020

Future minimum lease payments	157,313	$1,304,040

Amounts representing interest	(10,751)

Present value of minimum lease payments	146,562
Less current portion	(82,980)

	$63,582

Rent expense was $751,396 and $734,652 for the fiscal years ended September 26, 2003 and September 27, 2002, respectively.

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE G - 401(k) PLAN

The Company has a 401(k) salary deferral plan that covers all employees who have reached the age of 21 years and have been employed by the Company for at least six months. The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan. The Company makes contributions to the plan equal to 50% of each participant’s salary reduction contributions to the plan up to 6% of the participant’s compensation. The Company’s matching contribution to the plan was $171,079 and $158,639 for 2003 and 2002, respectively.

NOTE H - CONCENTRATION OF CREDIT RISK

The Company sells its software and related services to the restaurant and hospitality industry. Accordingly, economics in this industry could have a negative impact on the Company. The Company requires no collateral from its customers; however, management performs ongoing credit evaluations of its customers’ financial condition. During 2002 and 2003, no customer accounted for 10% or more of the Company’s revenues.

NOTE I - STOCK OPTIONS

At September 26, 2003, the Company had two stock-based compensation plans: the Stock Option Plan of Ibertech, Inc. adopted on October 1, 1996 (the “1996 Plan”) and the 2001 Stock Option Plan of Ibertech, Inc. (the “2001 Plan”). Under the 1996 Plan, the Company may grant options to Ibertech, Inc.’s key employees, including officers and directors, for up to 1,875,000 shares of the Company’s common stock. Under the 2001 Plan, the Company may grant options for up to 3,000,000 shares of the Company’s common stock to key employees, including officers and directors, of Ibertech, Inc. and Aloha Technologies, LTD, a limited partnership of which Ibertech, Inc. is the general partner. Under both plans, the exercise price of each option shall not be less than the fair market value of the Company’s common stock at the time of grant. Under the 1996 Plan and 2001 Plan, the option’s maximum term is 15 and 10 years, respectively. Under both plans the options granted generally vest within a five year period. The compensation committee of the Board of Directors administers the plans.

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE I - STOCK OPTIONS - Continued

A summary of the status of the Company’s plans as of September 26, 2003 and September 27, 2002 and changes during those years is presented below:

	1996 Plan		2001 Plan
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at September 28, 2001	1,183,932	$0.70	—	$—

Granted (weighted average fair value $2.28)	—	—	208,000	2.96
Exercised	(463,925)	0.04	—	—
Forfeited	(120,007)	0.43	—	—

Outstanding at September 27, 2002	600,000	1.26	208,000	2.96

Granted (weighted average fair value $2.57)	—	—	220,000	3.34
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding at September 26, 2003	600,000	$1.26	428,000	$3.15

Options vested at
September 27, 2002	300,000		50,000

September 26, 2003	487,500		50,000

Options available for future grants at
September 26, 2003	811,075		2,572,000

Ibertech, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 26, 2003 and September 27, 2002

NOTE I - STOCK OPTIONS - Continued

Information about stock options outstanding at September 26, 2003 is summarized as follows:

		Options outstanding		Options exercisable
Range of exercise price	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
1996 Plan

$0.33 to $0.75	187,500	5.5	$0.58	187,500	$0.58
$1.00 to $1.41	187,500	5.5	1.25	187,500	1.25
$1.67 to $2.00	225,000	5.5	1.84	112,500	1.67

2001 Plan

$2.70	123,000	8	$2.70	50,000	$2.70
$3.32 to $3.34	305,000	8.7	3.35	—	—

NOTE J - OTHER INCOME

During March of 2003 the Company received a settlement for litigation. The net proceeds to the Company after attorney’s fees and out of pocket expenses was $2,101,900.

NOTE K - SUBSEQUENT EVENTS

On January 13, 2004, the Company sold substantially all of its assets to Radiant Systems, Inc. The purchase price consisted of $11 million in cash, a five-year note in the principal amount of $19 million (subject to a post-closing adjustment) bearing interest at the prime rate as published in The Wall Street Journal plus one percentage point, a one-year note in the principal amount of $1.7 million bearing interest at the same rate, 2,353,946 shares of the acquirer’s restricted common stock and the assumption of the Company’s accounts payable, contractual obligations and other certain liabilities.